UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2020

GUARDANT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Penobscot Dr.
Redwood City, California 94063
(Address of principal executive offices) (Zip Code)

855-698-8887
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2020, independent directors of the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) approved the grant of a long-term performance-based restricted stock unit award (“PSUs”) to each of the Company’s founders, Helmy Eltoukhy, the Company’s Chief Executive Officer and AmirAli Talasaz, the Company’s President and Chief Operating Officer (the “Founders”). The Founders each received a grant of 1,695,574 PSUs, which vest based on the Company’s sustained achievement of pre-determined increases in the Company’s stock price over a seven-year period, as further described below.
The PSUs are intended to retain and incentivize the Founders to lead the Company to sustained, long-term superior financial and operational performance. In particular, the PSUs will focus the Founders on the long-term operational and strategic development of the Company, including the successful development and commercialization of the key LUNAR programs. The design of the PSUs builds upon the successful Company performance that the Founders have led to-date, and the Board believes the PSUs further align the Founders’ interests with those of the Company’s long-term stockholders because the vesting, in addition to the value the Founders will realize from the PSUs, if any, will depend on the creation of significantly enhanced stockholder value over the following seven years. In designing the PSUs the Compensation Committee was advised by an external, independent compensation consultant.
The PSUs are the first equity compensation award granted to the Founders since July 2017 (over a year prior to the Company’s initial public offering). In connection with the grants each Founder has entered into a letter agreement (the “Waiver Letter”) pursuant to which he agreed that he will not be eligible to receive another equity-based or long-term incentive compensation award prior to calendar year 2027. In addition, under the Waiver Letters each Founder agreed (i) to reduce his annual base salary to $1 until the seventh anniversary of the grant date and (ii) to not be eligible to receive an annual bonus with respect to 2020 or for any period prior to the seventh anniversary of the grant date. The Board believes that the nominal cash compensation, coupled with PSUs’ design (of vesting upon the achievement of significant stock price appreciation goals), ensures that the Founders’ compensation over the next seven years is directly tied to the Company’s achievement of superior performance.
The number of PSUs was determined by dividing $131,000,000 by the Company’s volume-weighted average stock price over the 180 days ending on the grant date (such price, the “VWAP Price”). The PSUs generally will vest as to 1/3 of the total PSUs upon the Company’s common stock closing price achieving and sustaining, for 30 consecutive calendar days, $120, $150 or $200 per share. No PSUs will vest if the Company’s stock price does not attain $120 per share (and maintain such appreciation for 30 calendar days) prior to the Expiration Date (defined below). Any PSUs that remain unvested on May 26, 2027 (the “Expiration Date”) automatically will be terminated without consideration.
Upon a termination of a Founder’s employment, the PSUs will be treated as follows, subject to the Founder’s timely execution and non-revocation of a general release of claims:

•
If the Founder’s employment is terminated by the Company without cause or by the Founder for good reason, then one-third of the total PSUs will vest. Any then-remaining unvested PSUs will stay outstanding for up to six months following the Founder’s termination of employment and will vest to the extent the Company achieves a stock price goal during such time period.

•	The PSUs will vest in full upon a termination of the Founder’s employment due to his death.

•
If the Founder’s employment terminates due to his disability, then the PSUs will remain outstanding and eligible to vest through the later to occur of (x) the one-year anniversary the termination date and (y) the four-year anniversary of the grant date (but not beyond the Expiration Date).

In the event of a change in control of the Company:

•
If the price per share received by the Company’s common stockholders in a change in control exceeds the greater of (i) the fair market value of the Company’s stock on the grant date and (ii) the VWAP Price, but is less than $120 per share, then one-third of the total PSUs will vest.

•
If the price per share received by the Company’s common stockholders in a change in control equals or exceeds $120 per share, then the PSUs will vest with respect to any stock price goal achieved by the deal price. In addition, if the deal price is between two stock price goals, then either 50% or 100% of the PSUs associated with the greater goal will vest (depending on whether the deal price is more or less than 50% between the two goals).

•
In addition, if any then-remaining unvested PSUs are assumed, they will continue to be eligible to vest following the transaction based on the achievement of stock price goals adjusted to reflect the transaction.

To the extent any PSUs vest and the Founders receive shares of the Company’s common stock in settlement of such PSUs, such shares may not be transferred for a period of time following the vesting date (subject to certain limited exceptions). For shares received in settlement of PSUs vesting within three years of the grant date, the Founders must hold such shares for one year following their vesting date, and for shares received in settlement of PSUs vesting more than four years from the grant date, for six months following their vesting date.
The foregoing description of the PSUs is a summary only and does not describe all terms and conditions applicable to these awards. The description is subject to an qualified in its entirety by the terms of the form of Performance-Based Restricted Stock Unit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement
10.2	Form of Waiver Letter Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date:	May 27, 2020
		By:	/s/ John G. Saia
John G. Saia
Senior Vice President, General Counsel and Secretary